May 6, 2026

Medline Reports First Quarter 2026 Results

•Net sales of $7.4 billion, an increase of 10.7%
•Net income of $239 million, a decrease of 25.8%
•Adjusted EBITDA1 of $776 million, a decrease of 10.6%
•Raising full year 2026 Organic Sales2 guidance range to 8.5% to 9.5%

NORTHFIELD, Ill., May. 6, 2026 (GLOBE NEWSWIRE) -- Medline Inc. (“Medline” or the “Company”) (Nasdaq: MDLN), the largest provider of medical-surgical (“med-surg”) products and supply chain solutions serving all points of care3, today reported its operating results for the three months ended March 28, 2026.

“We started 2026 with strong momentum—growing with our existing customers, executing implementations at scale and winning new customers,” said Jim Boyle, chief executive officer of Medline. “This performance gives us confidence to raise our full year Organic Sales guidance while continuing disciplined investments in our people, infrastructure and capabilities to support our strong customer demand and position Medline for sustained growth.”

First Quarter 2026 Results

First quarter 2026 net sales increased 10.7% to $7.4 billion, compared to $6.6 billion in the first quarter 2025, with Organic Sales¹ increasing 10.1%. This was primarily driven by implementation of new customer signings from 2025 and existing customer growth.

First quarter 2026 net income decreased 25.8% to $239 million, compared to $322 million in the first quarter 2025, primarily driven by higher costs of goods sold including the impact of tariffs, higher operating expenses to support new customer growth and an employee bonus related to the Company’s IPO. This was partially offset by higher net sales and lower interest expense.

First quarter 2026 Adjusted EBITDA¹ decreased 10.6% to $776 million, compared to $868 million in the first quarter 2025, primarily driven by higher costs of goods sold including the impact of tariffs and higher operating expenses to support new customer growth, partially offset by higher net sales.

Diluted earnings per share and Adjusted Diluted EPS¹ were $0.16 and $0.33, respectively.

Net cash provided by operating activities in the first quarter 2026 was $412 million, driven by net income, excluding the impact of non-cash items, partially offset by changes in working capital primarily due to increased trade accounts receivable related to sales growth and increased inventories.

Free Cash Flow¹ in the first quarter 2026 was $316 million, driven by net cash provided by operating activities, partially offset by capital expenditures, primarily related to continued enhancements and automation in the Company’s distribution centers and investments in its kitting manufacturing facilities.

2026 Guidance
The Company is increasing its full year 2026 outlook for Organic Sales2 growth to 8.5% to 9.5%, compared to its previous outlook of 8% to 9%, and is maintaining its Adjusted EBITDA2 outlook of $3.5 to $3.6 billion.

Webcast and Conference Call Instructions
The Company will host a live conference call and question and answer session with investors and analysts on May 6, 2026, at 8:30 a.m. CT / 9:30 a.m. ET to discuss its first quarter 2026 earnings results. The webcast can be accessed through Medline’s Investor Relations website at ir.medline.com. A replay of the call will be available following the event through the same website.

End Notes and Use of Non-GAAP Financial Measures
Certain amounts and percentages presented in this press release have a rounding element. As a result, the sum of the components may not equal the totals due to rounding.

(1)     Organic Sales, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Net Leverage are non-GAAP financial measures. See discussion of these measures and reconciliations to GAAP at the end of this press release for more information.
(2)     Guidance for Adjusted EBITDA and Organic Sales is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, inventory-related adjustments, stock-based compensation, litigation (gains) charges, net, transaction-related costs, the impact of currency, and other non-core (gains) charges, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures with reasonable certainty and without unreasonable effort.
(3)     Based on our 2025 net sales relative to the publicly reported net sales of med-surg products by companies that are both med-surg manufacturers and distributors.

Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. Words such as “anticipate,” “assume,” “believe” “contemplate,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or similar conditional or future expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements related to the Company’s industry, business strategy, costs, and cost savings, goals and expectations, market position, future operations, margins, profitability, annual guidance, and other financial and operating information. The forward-looking statements are based on management’s current expectations and are subject to various risks, uncertainties, and changes in circumstances, many of which are beyond the Company’s control, that could cause actual results to differ materially.

Factors that may cause actual results to differ from expected results include, but are not limited to inherent risks in the Company’s global operations; the Company’s ability to derive fully the anticipated benefits from its existing or future acquisitions, joint ventures, investments, dispositions, or other strategic transactions; consolidation in the healthcare industry; competition and accelerating pricing pressure and changes in technology; changes to the U.S. and global healthcare environments; increases in shipping costs or service issues with the Company’s third-party shippers; significant challenges or delays in the Company’s sourcing of new products and technologies; the Company’s concentration in and dependence on certain healthcare provider customers and Group Purchasing Organizations; the Company’s dependence on the proper functioning of its critical facilities and distribution networks; quality problems, recalls and product liability claims; the Company’s failure to establish and maintain Prime Vendor relationships; increased pressure to maintain or decrease the price of the Company’s goods and services; failure by or loss of a third-party manufacturer or supplier or other manufacturing or supply-related impacts; the Company’s reliance on the proper function, security, and availability of its information technology systems and data, as well as those of third parties throughout its global supply chain and the impact of a breach, cyber-attack, or other disruption to these systems or data; the Company’s ability to comply with extensive and complex laws and governmental regulations and the cost of any adverse regulatory action; the Company’s use or its third-party service providers’ or business partners’ use of artificial intelligence, automated decision-making and machine learning technologies and the evolving regulatory framework in this area; the Company’s ability to comply with laws and regulations relating to reimbursement of healthcare goods and services; uncertain global and domestic macro-economic and political conditions, including as a result of global geopolitical conflicts and tensions, such as the ongoing conflicts in Ukraine and the Middle East; the Company’s substantial indebtedness and the significant operating and financial restrictions on the Company’s subsidiaries imposed by the Company’s debt agreements; the dual class structure of the Company’s common stock; the volatility of the market price of the Company’s Class A common stock; and other factors.

The Company disclaims any intent or obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

The Company uses its investor relations website at ir.medline.com, press releases, public conference calls and webcasts, and social media as routine channels of distribution to communicate important, and often material, information about Medline to investors and the public, including information about its financial performance and results, analyst and investor presentations, investor days, products, solutions, sustainability initiatives, and corporate governance practices. You are encouraged to follow these channels, in addition to our SEC filings, for timely information about the Company. The information on the Company’s websites is not part of this press release and is not incorporated by reference into any filings the Company makes with the SEC.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

To supplement the financial information provided, the Company has presented Organic Sales, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Net Leverage, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net income/(loss), net income margin, diluted earnings per share, net cash from operating activities, net sales, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.

Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s ongoing operating performance. The Company believes Organic Sales, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS provide important comparability of ongoing operating performance, allowing investors and management to assess the Company’s operating performance on a consistent basis. The Company believes Free Cash Flow and Net Leverage provide a measure of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and are factors used in determining the Company’s borrowing capacity and the amount of cash available for debt repayments, acquisitions, and other corporate purposes.

Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that we do not consider indicative of our ongoing operating performance, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.

Definitions
Organic Sales is defined as net sales excluding, when they occur, the impact of acquisitions, divestitures, and changes in foreign exchange rates from the net sales changes. The changes in foreign currency exchange rates from the net sales changes are calculated by translating current period GAAP results at the prior period foreign currency exchange rates and comparing these amounts to the current period GAAP results at the current period foreign currency exchange rates.

Adjusted EBITDA is defined as net income (loss) adjusted for (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) inventory-related adjustments, (v) stock-based compensation, (vi) litigation (gains) charges, net, (vii) transaction-related costs, and (viii) other non-core (gains) charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

Adjusted Net Income is defined as net income (loss) adjusted for (i) intangible asset amortization, (ii) inventory-related adjustments, (iii) stock-based compensation, (iv) litigation (gains) charges, net, (v) transaction-related costs, (vi) other non-core (gains) charges, and (vii) tax impacts related to non-GAAP adjustments, noncontrolling interests conversion, and retained tax receivable agreement (“TRA”) benefits. Adjusted Diluted EPS is defined as Adjusted Net Income divided by adjusted weighted-average number of common stock, diluted. The adjusted weighted shares calculation assumes the impact of certain antidilutive securities that were excluded from the U.S. GAAP diluted earnings per share.

Free Cash Flow is defined as net cash provided by/(used for) operating activities less net capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

Net Leverage is defined as net debt (total debt less cash, cash equivalents and short-term investments) divided by Adjusted EBITDA.

Medline
Medline is the largest provider of medical-surgical products and supply chain solutions serving all points of care. Through its unique offering of world-class products, supply chain resilience and clinical practice expertise, Medline delivers improved clinical, financial and operational outcomes. Headquartered in Northfield, Illinois, the Company employs more than 45,000 people worldwide and operates in more than 100 countries. To learn more about how Medline makes healthcare run better, visit www.medline.com.

Investor Relations:
Karen King
Global Head of Investor Relations

Patrick Flaherty
Director, Investor Relations

(847) 247-7222
IR@medline.com

Media Relations:
Ben Fox
Vice President, Corporate Communications
(224) 327-9999
media@medline.com

Financial Tables
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except per share amounts)	Three months ended
	March 28, 2026	March 29, 2025	$ Change	% Change
Net sales	$7,352	$6,644	$708	10.7%
Cost of goods sold	5,511	4,820	691	14.3%
Gross profit	1,841	1,824	17	0.9%
Gross margin %	25.0%	27.5%

Operating expense
Selling, general and administrative expenses	1,228	1,070	158	14.8%
Amortization of intangible assets	176	175	1	0.6%
Other operating expenses	15	8	7	87.5%
Total operating expense	1,419	1,253	166	13.2%
Operating income	422	571	(149)	(26.1)%
Operating margin %	5.7%	8.6%

Other expense
Interest expense, net	(136)	(210)	74	(35.2)%
Other income, net	1	—	1	NM(1)
Foreign exchange gain (loss), net	4	(23)	27	NM(1)
Total other expense	(131)	(233)	102	(43.8)%

Income before income taxes	291	338	(47)	(13.9)%
Provision for income taxes	52	16	36	NM(1)
Net income	239	322	(83)	(25.8)%
Net income %	3.3%	4.8%

Net income attributable to noncontrolling interests	110	—	110	NM(1)
Net income attributable to Medline Inc.	$129	$322	$(193)	(59.9)%

Earnings per share attributable to Medline Inc.
Basic	$0.16	N/A
Diluted	$0.16	N/A

Weighted-average number of Class A common stock outstanding
Basic	819	N/A
Diluted	825	N/A
(1) Not Meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)	As of March 28, 2026 (Unaudited)	As of December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$2,236	$1,939
Trade accounts receivable, net of allowance for credit losses of $148 and $152 as of March 28, 2026 and December 31, 2025, respectively	3,674	3,533
Inventories	4,807	4,769
Other current assets	463	438
Total current assets	11,180	10,679
Property, plant, and equipment, net	4,758	4,778
Other non-current assets
Goodwill	8,076	8,079
Intangible assets, net	13,717	13,893
Deferred tax assets	837	583
Other long-term assets	446	472
Total other non-current assets	23,076	23,027
Total assets	$39,014	$38,484
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term borrowings and other short-term borrowings	$77	$77
Accounts payable	932	961
Accrued expenses and other current liabilities	1,527	1,452
Total current liabilities	2,536	2,490
Non-current liabilities
Long-term borrowings, less current portion	12,495	12,484
Tax receivable agreement liability	4,009	3,542
Other long-term liabilities	625	682
Total non-current liabilities	17,129	16,708
Total liabilities	$19,665	$19,198
Commitments and contingencies
Stockholders’ equity
Class A common stock, par value $0.0001 per share; 50,000 shares authorized; 846 and 812 shares issued and outstanding as of March 28, 2026 and December 31, 2025, respectively	—	—
Class B common stock, par value $0.0001 per share; 50,000 shares authorized; 468 and 502 shares issued and outstanding as of March 28, 2026 and December 31, 2025, respectively	—	—
Preferred stock, par value $0.0001; 5,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	11,132	10,717
Retained earnings (accumulated deficit)	122	(7)
Accumulated other comprehensive income	18	27
Total Medline Inc. stockholders’ equity	11,272	10,737
Noncontrolling interests	8,077	8,549
Total stockholders’ equity	19,349	19,286
Total liabilities and stockholders’ equity	$39,014	$38,484

Condensed Consolidated Cash Flow Highlights
(unaudited)

($ millions)	Three months ended
	March 28, 2026	March 29, 2025	$ Change	% Change
Net cash provided by operating activities	$412	$682	$(270)	(39.6)%
Net cash used in investing activities	(96)	(92)	(4)	4.3%
Net cash used in financing activities	(13)	(9)	(4)	44.4%
Effect of exchange rate changes	(7)	9	(16)	NM(1)
Net change in cash, cash equivalents and restricted cash	$296	$590	$(294)	(49.8)%
(1) Not Meaningful

Segment Net Sales and Adjusted EBITDA Margin
(unaudited)

($ millions, except percentages)	Three months ended
	March 28, 2026	March 29, 2025	$ Change	% Change
Medline Brand segment
Net sales	$3,465	$3,264	$201	6.2%
Adjusted EBITDA	765	830	(65)	(7.8)%
Adjusted EBITDA Margin	22.1%	25.4%

Supply Chain Solutions segment
Net sales	$3,887	$3,380	$507	15.0%
Adjusted EBITDA	187	182	5	2.7%
Adjusted EBITDA Margin	4.8%	5.4%

Corporate & Other(1)	$(176)	$(144)	$(32)	22.2%
(1) The organizational structure includes Corporate & Other which consists of expenses related to centralized corporate functions, such as finance, information technology, legal, human resources, and internal audit.

Reconciliation of Net Sales to Organic Sales
(unaudited)

	Three months ended
($ millions, except percentages)	Amount	Percentage
Net sales for period ended March 28, 2026	$7,352
Net sales for period ended March 29, 2025	6,644
Net sales growth	708	10.7%
Impact from changes in foreign exchange rates	34	0.6%
Organic Sales	$674	10.1%

Reconciliation of Net Income to Adjusted EBITDA and Net Leverage
(unaudited)

	Trailing Twelve months ended	Three months ended
($ millions, except percentages)	March 28, 2026	March 28, 2026	March 29, 2025	$ Change	% Change
Net income	$1,074	$239	$322	$(83)	(25.8)%
Interest expense, net	738	136	210	(74)	(35.2)%
Provision for income taxes	127	52	16	36	NM(5)
Depreciation and amortization	1,018	254	247	7	2.8%
Inventory-related adjustments (1)	91	29	21	8	38.1%
Stock-based compensation expense	80	23	22	1	4.5%
Litigation charges (gains), net (2)	1	—	(34)	34	NM(5)
Transaction-related costs (3)	81	35	12	23	NM(5)
Other non-core charges (4)	165	8	52	(44)	(84.6)%
Adjusted EBITDA	$3,375	$776	$868	$(92)	(10.6)%
Net income margin	3.7%	3.3%	4.8%
Adjusted EBITDA Margin	11.6%	10.6%	13.1%
Total debt	$12,755
Less: Cash and cash equivalents	2,236
Net debt	$10,519
Net Leverage	3.1

(1) Represents inventory adjustment associated with non-cash last-in, first-out reserves.
(2) For the three months ended March 29, 2025, represents a settlement adjustment of $(8) million related to the ethylene oxide litigation, $(30) million related to settlement of an intellectual property dispute, and $4 million related to other legal settlements.
(3) For the three months ended March 28, 2026 and March 29, 2025, respectively, includes $27 million and $4 million of expenses related to our IPO and subsequent offerings, consisting of legal, accounting, and advisory fees, as well as one-time employee bonuses, which are subject to an ongoing service requirement, and $8 million and $8 million of acquisition and integration-related costs and adjustments.
(4) For the three months ended March 28, 2026 and March 29, 2025, respectively, includes $9 million and $5 million of other project costs; $(4) million and $22 million of realized and unrealized foreign exchange and investment (gains) losses; and $(4) million and $24 million credit (recoveries) loss expense related to certain customer receivables. The three months ended March 28, 2026 also includes $8 million of losses on disposal of assets and exits.
(5) Not Meaningful.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(unaudited)

Three months ended
(in millions, except number of shares and per share amounts)	March 28, 2026
Net income	$239
Intangible asset amortization	176
Inventory-related adjustments (1)	29
Stock-based compensation expense	23
Transaction-related costs (2)	35
Other non-core charges (3)	8
Tax effect on non-GAAP adjustments (4)	(65)
Tax provision on conversion of noncontrolling interests (5)	(19)
Tax impact of retained TRA benefits (6)	7
Adjusted Net Income	$433

Weighted-average number of Class A common stock outstanding (Diluted)	824,836,037
Exchange of Class B common stock (7)	492,676,526
Adjusted weighted-average common stock outstanding (Diluted)	1,317,512,563

Diluted earnings per share	$0.16
Adjusted Diluted EPS	$0.33

(1) Represents inventory adjustment associated with non-cash last-in, first-out reserves.
(2) For the three months ended March 28, 2026 and March 29, 2025, respectively, includes $27 million and $4 million of expenses related to our IPO and subsequent offerings, consisting of legal, accounting, and advisory fees, as well as one-time employee bonuses, which are subject to an ongoing service requirement, and $8 million and $8 million of acquisition and integration-related costs and adjustments.

(3) For the three months ended March 28, 2026 and March 29, 2025, respectively, includes $9 million and $5 million of other project costs; $(4) million and $22 million of realized and unrealized foreign exchange and investment (gains) losses; and $(4) million and $24 million credit (recoveries) loss expense related to certain customer receivables. The three months ended March 28, 2026 also includes $8 million of losses on disposal of assets and exits.

(4) Non-GAAP adjustments are tax effected using an estimated effective tax rate of 25%. Stock-based compensation expense related to partnership units is not tax deductible and, therefore, not tax effected.

(5) Represents incremental tax provision assuming 100% ownership by Medline Inc., using an estimated effective tax rate of 25%, applied to the income before income taxes on our unaudited Condensed Consolidated Statements of Income.

(6) Represents the 10% benefit that we retain for the shared tax benefits related to the TRA.
(7) Assumes the full exchange of the units held by noncontrolling interests for shares of Class A common stock.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(unaudited)

($ millions)	Three months ended
	March 28, 2026	March 29, 2025	$ Change	% Change
Net cash provided by operating activities	$412	$682	$(270)	(39.6)%
Net capital expenditures	(96)	(98)	2	(2.0)%
Free Cash Flow	$316	$584	$(268)	(45.9)%